EXHIBIT 99.1

	APPROVED BY:	Jeffrey I. Badgley
Chief Executive Officer
For Immediate Release

	CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FD
Investor Contact: Alexandra Tramont
(212) 850-5600

MILLER INDUSTRIES ANNOUNCES NEW RECOVERY UNIT ORDER

CHATTANOOGA, Tennessee, July 18, 2011 -- Miller Industries, Inc. (NYSE: MLR) (“the Company”) today announced its subsidiary, Miller Industries Towing Equipment Inc., has been awarded an add-on order to manufacture 140 recovery units for a prime contractor under a government-related order.  These units are scheduled to be delivered through the end of 2011.

Jeffrey I. Badgley, Chief Executive Officer of the Company, stated, “We are pleased to have been awarded this add-on order, which again demonstrates the elite quality of our product offering and our ability to meet tight customer deadlines.  With our expanded production capabilities, we are able to handle customer delivery requirements like this without disrupting our normal commercial customer production schedule.  We are extremely proud of our entire engineering and production teams, and we will continue to pursue orders of this nature in the future.”

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

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MILLER INDUSTRIES ANNOUNCES NEW RECOVERY UNIT ORDER	PAGE 2

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  They include statements in this release relating to the future economic activity and demand for our products, among others.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; the success and timing of existing and additional export and government orders; the cyclical nature of our industry; changes in fuel and other transportation costs; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2009, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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